                CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Trustees of
Oppenheimer International Value Trust:

We  consent  to the  use in  this  Registration  Statement  of  Oppenheimer
International  Value Fund (a series of International Value Trust), of our report dated June 14, 2007, included in the Statement of Additional Information,  which is part of such Registration Statement,  and to the references to our firm under the headings "Financial  Highlights" appearing in the Prospectus,  which is also
part  of  such  Registration   Statement  and  "Independent   Registered  Public
Accounting Firm" appearing in the Statement of Additional Information.

                                            /s/ KPMG LLP

                                            KPMG LLP

Denver, Colorado
August 21, 2007